Exhibit 2




                       CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in Registration Statement No. 33-39725 of RJR Nabisco Holdings Corp. on Form S-8, of our reports dated June 24, 1994 appearing in this Annual Report on Form 11-K of the Savings and Investment Plan for Employees of R.J. Reynolds Tobacco Company in Puerto Rico for the year ended December 30, 1993.



Deloitte & Touche
New York, New York
June 27, 1994